UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 12, 2018 bebe stores, inc.

(Exact name of Registrant as specified in its charter)

California	0-24395	94-2450490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Valley Drive

Brisbane, California 94005

(Address of principal executive offices)

(415) 715-3900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Debt Conversion, Purchase and Sale Agreement

On January 12, 2018 (the “Closing Date”), bebe stores, inc. (the “Company”) entered into a Debt Conversion, Purchase and Sale Agreement with B. Riley Financial, Inc. (“Purchaser”) and The Manny Mashouf Living Trust (“Seller”) (the “Purchase Agreement”). Pursuant to the Purchase Agreement, (i) Purchaser acquired 2,819,528 shares of common stock of the Company, par value $0.001 per share (“common stock”), in exchange for cancellation of all of the outstanding principal amount and accrued interest under the Loan and Security Agreement, between the Company and the lenders thereto, dated as of May 31, 2017 (the “Loan and Security Agreement”), with one share of common stock issued to Purchaser for every $6.00 of outstanding principal amount or accrued interest under the Loan and Security Agreement (the “Debt Conversion”), (ii) Purchaser acquired 250,000 shares of common stock from the Company for payment of $1,500,000 or $6.00 per share in cash and (iii) Purchaser acquired 250,000 shares of common stock from Seller for payment of $1,500,000 or $6.00 per share in cash (together, the “Transactions”). Following the closing of the Transactions, Purchaser holds 3,319,528 shares of common stock or approximately 29.4% of the outstanding capital stock of the Company. Subject to mutual agreement between Purchaser and Seller, Purchaser has the right to acquire up to 500,000 shares of common stock from Seller for payment of $6.00 per share in cash to Seller within 45 business days of the Closing Date.

Pursuant to the Purchase Agreement, certain changes were made to the composition of the Company’s board of directors (the “Board”), including (i) the size of the Board was set at five members, (ii) Brett Brewer and Seth Johnson resigned from the Board effective as of the Closing Date, (iii) Robert Galvin and Corrado Federico submitted resignations to the Board to be effective upon acceptance by the Board but no later than October 1, 2018, (iv) Kenny Young and Nick Capuano were appointed to the Board as designees of Purchaser and (iv) the Company agreed to cause Nick Capuano to be appointed to the board of directors of BB Brand Holdings LLC, a joint venture of the Company.

The Purchase Agreement provides that the Company will at least annually distribute a cash dividend to its shareholders from the cash proceeds received by the Company from BB Brand Holdings LLC after payment of or reasonable provision for any and all expenses and liabilities of the Company.

The above description of the Purchase Agreement is qualified in its entirety by the text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Investor Agreement

On January 12, 2018, Purchaser, Manny Mashouf and certain entities used by Mr. Mashouf to hold his shares in the Company (together, the “Mashouf Stockholders”), entered into an Investor Agreement. The Investor Agreement imposes certain acquisition and transfer restrictions on the Mashouf Stockholders with respect to shares of common stock to avoid an “ownership change” of the Company within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and preserve certain net operating losses of the Company for U.S. federal income tax purposes.

The above description of the Investor Agreement is qualified in its entirety by the text of the Investor Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

The information set forth under Item 1.02 and Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On January 12, 2018, in connection with the Debt Conversion, the Company and certain of its subsidiaries entered into a Termination Agreement with Purchaser (in its capacity as lender under the Loan and Security Agreement pursuant to an assignment from GACP I, L.P. on January 5, 2018) and GACP Finance Co., LLC (in its capacity as Administrative Agent under the Loan and Security Agreement) to terminate all obligations of the Company under the Loan and Security Agreement and take any action that is required to evidence the termination of the Loan and Security Agreement and the security interests and liens granted therewith.

The above description of the Termination Agreement is qualified in its entirety by the text of the Termination Agreement, a copy of which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On January 12, 2018, the Board adopted a Tax Benefit Preservation Plan between the Company and Computershare Trust Company, N.A., as rights agent (as amended from time to time, the “Tax Plan”) in accordance with the terms of the Purchase Agreement.

By adopting the Tax Plan, the Board is helping to preserve the value of certain deferred tax benefits, including those generated by net operating losses and certain other tax attributes (collectively, the “Tax Benefits”). The ability to use these Tax Benefits would be substantially limited if the Company were to experience an “ownership change” as defined under Section 382 of the Code. In general, an ownership change would occur if there is a greater than 50-percentage point change in ownership of securities by stockholders owning (or deemed to own under Section 382 of the Code) 5% or more of a corporation’s securities over a rolling three-year period. The Tax Plan reduces the likelihood that changes in the Company’s investor base have the unintended effect of limiting the use of the Company’s Tax Benefits. The Board believes it is in the best interest of the Company and its stockholders that the Company provide for the protection of the Tax Benefits by adopting the Tax Plan.

The Tax Plan is intended to act as a deterrent to any person acquiring shares of the Company’s securities equal to or exceeding the Trigger Amount (as defined below) without the approval of the Board. This would protect the Tax Benefits because changes in ownership by a person owning less than 4.99% of the Company’s stock are not included in the calculation of “ownership change” for purposes of Section 382 of the Code. The Board has established procedures to consider requests to exempt certain acquisitions of the Company’s securities from the Tax Plan if the Board determines that doing so would not limit or impair the availability of the Tax Benefits or is otherwise in the best interests of the Company.

The Tax Plan specifying the terms of the Rights (as defined below) and the text of the press release, attached hereto as Exhibits 4.1 and 99.1, respectively, are incorporated herein by reference as exhibits to this Current Report on Form 8-K. The following summary provides only a general description of the Tax Plan and is qualified in its entirety by reference to such exhibits.

Dividend of Preferred Stock Purchase Rights

In connection with its adoption of the Tax Plan, the Board declared a dividend of one preferred stock purchase right (individually, a “Right” and collectively, the “Rights”) for each share of Common Stock, par value $0.001 (the “Common Stock”) of the Company outstanding at the close of business on January 26, 2018 (the “Record Date”). As long as the Rights are attached to the Common Stock, the Company will issue one Right (subject to adjustment) with each new share of the Common Stock so that all such shares will have attached Rights. When exercisable, each Right will entitle the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Series A Preferred”), of the Company at a price of $10.88 per one one-hundredth of a share of Series A Preferred, subject to adjustment (the “Purchase Price”).

Transfer, “Flip In” and Exercise of the Rights

The Rights detach from the Common Stock and become exercisable if: (i) at the close of business on the tenth business day following a public announcement by the Company that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 4.99% or more of the Common Stock (each such person, an “Acquiring Person”) or (ii) at the close of business on the tenth business day (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement by the Company of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of shares of Common Stock equal to or exceeding 4.99% of the outstanding Common Stock (the earlier of (i) and (ii) being called the “Distribution Date”). The Board may postpone the Distribution Date of the rights under certain circumstances.

The Tax Plan provides that any person who beneficially owned shares of Common Stock equal to or exceeding 4.99% of the outstanding Common Stock immediately prior to the first public announcement of the adoption of the Tax Plan, together with any affiliates and associates of that person (each, an “Existing Holder”), shall not be deemed to be an “Acquiring Person” for purposes of the Tax Plan unless the Existing Holder becomes the beneficial owner of one or more additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in Common Stock, pursuant to a split or subdivision of the outstanding Common Stock). However, if upon acquiring beneficial ownership of one or more additional shares of Common Stock, the Existing Holder does not beneficially own shares of Common Stock equal to or exceeding 4.99% of the Common Stock outstanding, the Existing Holder shall not be deemed to be an “Acquiring Person” for purposes of the Tax Plan.

The Rights will be transferred only with the Common Stock until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights). After the Distribution Date, separate rights certificates will be issued evidencing the Rights and become separately transferable apart from the Common Stock.

Unless redeemed or exchanged earlier by the Company or terminated, the rights will expire upon the earliest to occur of (i) the close of business on January 12, 2028, (ii) the close of business on the effective date of the repeal of Section 382 of the Code if the Board determines that the Tax Plan is no longer necessary or desirable for the preservation of the Tax Benefits or (iii) the time at which the Board determines that the Tax Benefits are fully utilized or no longer available under Section 382 of the Code or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which the Company could use the Tax Benefits, or materially impair the amount of the Tax Benefits that could be used by the Company in any particular time period, for applicable tax purposes.

Rights and Preferences of Preferred Stock

Each share of Series A Preferred purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share or, if greater, an aggregate dividend of 100 times the dividend, if any, declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred will be entitled to a minimum preferential liquidation payment of $100 per share (plus any accrued but unpaid dividends), provided that such holders of the Series A Preferred will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each share of Series A Preferred will have 100 votes and will vote together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of the Common Stock are exchanged, each share of Series A Preferred will be entitled to receive 100 times the amount received per share of Common Stock. The Series A Preferred will not be redeemable. These rights are protected by customary antidilution provisions. Because of the nature of the dividend, liquidation and voting rights of the Series A Preferred, the value of one one-hundredth of a share of Series A Preferred purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

The Purchase Price payable, and the number of shares of Series A Preferred or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred, (ii) upon the grant to holders of the Series A Preferred of certain rights or warrants to subscribe for or purchase Series A Preferred or convertible securities at less than the then current market price of the Series A Preferred or (iii) upon the distribution to holders of the Series A Preferred of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in shares of Series A Preferred (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

Merger, Exchange or Redemption of the Rights

In the event that a Person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and shares of the Common Stock were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be null and void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the then current Purchase Price of the Right. In the event that, after a Person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of the Right.

At any time after a Person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence of the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the then outstanding Common Stock, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which will have become null and void), in whole or in part, for shares of Common Stock at an exchange rate of one share of Common Stock per Right (subject to adjustment).

The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”) by the Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment of Tax Benefit Preservation Plan

Any of the provisions of the Tax Plan may be amended by the Board of Directors, or a duly authorized committee thereof, for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Tax Plan in any manner that does not adversely affect the interests of the holders of the Rights (other than an Acquiring Person or any affiliate or associate of an Acquiring Person).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On January 12, 2018, the Company submitted to the office of the Secretary of State of the State of California a 24-hour filing of the Certificate of Determination to its Articles of Incorporation (the “Articles”) establishing in the Articles all matters set forth in the Certificate of Determination of Series A Preferred. A copy of the Certificate of Determination is attached hereto as Exhibit 3.1 and is incorporated herein by this reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including the risks and uncertainties pertaining to the Company’s business as detailed in its filings with the SEC on Forms 10-K and 10-Q, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company assumes no obligation to update any forward-looking statement contained in this document.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The information set forth in the Exhibit Index that follows is incorporated into this Item 9.01 by reference.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Determination of Series A Junior Participating Preferred Stock of bebe stores, inc., submitted for filing with the Secretary of State of the State of California on January 12, 2018.

4.1	Tax Benefit Preservation Plan, dated as of January, 12, 2018, between bebe stores, inc. and Computershare Trust Company, N.A., which includes the Form of Certificate of Determination of Series A Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

10.1	Debt Conversion, Purchase and Sale Agreement, dated as of January 12, 2018, among bebe stores, inc., B. Riley Financial, Inc. and The Manny Mashouf Living Trust

10.2	Investor Agreement, dated as of January 12, 2018, among bebe stores, inc. and the investors listed on Schedule A thereto.

10.3	Termination Agreement, dated as of January 12, 2018, among bebe stores, inc., bebe management, inc., bebe stores (Canada), inc., bebe studio, inc., bebe studio realty, LLC, GACP Finance Co., LLC and B. Riley Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

bebe stores, inc.

Date: January 16, 2018

	By:	/s/ Manny Mashouf
Name: Manny Mashouf
Title: President and Chief Executive Officer